EXHIBIT 21


                         Subsidiaries of the Registrant



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                                      SUBSIDIARIES OF THE REGISTRANT



                                                                        Percentage
                                                                            of                 State of
       Parent                       Subsidiary      Ownership         or Organization       Incorporation
       ------                       ----------      ---------         ---------------       -------------
 East Texas Financial                 First Federal Savings               100%               United States
     Services, Inc.                   and Loan Association
                                            of Tyler

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         The financial  statements of the Registrant are  consolidated  with its subsidiary.